Exhibit 1.1

UNDERWRITING AGREEMENT

July 6, 2026

CANADIAN IMPERIAL BANK OF COMMERCE

6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10

(Non-Viability Contingent Capital (NVCC))

(Subordinated Indebtedness)

July 6, 2026

To the Underwriters named in Schedule 2 hereto

Ladies and Gentlemen:

Canadian Imperial Bank of Commerce, a Canadian bank chartered under the Bank Act (Canada) (the Bank), proposes to issue and sell to the several underwriters named in Schedule 2 hereto (the Underwriters) US$500,000,000 aggregate principal amount of its 6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness), as described in Schedule 4 hereto (the Notes). CIBC World Markets Corp., Barclays Capital Inc., Citigroup Global Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC shall act as representatives of the several Underwriters (the Representatives).

The Notes will be issued under a subordinated indenture, dated as of November 5, 2024 (the Base Indenture) between the Bank and The Bank of New York Mellon, as trustee (the Trustee), as supplemented by a fourth supplemental indenture, to be entered into as of the issue date of the Notes (the Supplemental Indenture and, together with the Base Indenture, the Indenture), among the Bank, the Trustee and Computershare Advantage Trust of Canada, as Canadian co-trustee (the Co-Trustee). In addition, the Bank will create, authorize and issue to Computershare Trust Company of Canada, in its capacity as trustee (the Limited Recourse Trustee) of the CIBC LRCN Limited Recourse Trust (the Limited Recourse Trust), a number of Non-Cumulative 5-year Fixed Rate Reset Class A Preferred Shares Series 65 (Non-Viability Contingent Capital (NVCC)) of the Bank, as described in Schedule 4 hereto (the Preferred Shares and together with the Notes, the Securities), and authorize and reserve for issuance a number of common shares of the Bank (the Common Shares) equal to the number of Common Shares into which the Preferred Shares would be converted upon a Trigger Event (as defined in the terms of the Preferred Shares). The Common Shares into which the Preferred Shares may be converted are referred to herein as the Conversion Shares.

1.	Representations, Warranties and Agreements of the Bank

The Bank represents and warrants to, and agrees with, each of the Underwriters that:

(a)	The Bank meets the general eligibility requirements for use of Form F-3 under the U.S. Securities Act of 1933, as amended (the Securities Act) and has prepared and filed with the U.S. Securities and Exchange Commission (the Commission) under the Securities Act a registration statement on Form F-3 (File No. 333-282307), including a prospectus in respect of up to US$20,000,000,000 aggregate initial offering amount of senior debt securities, subordinated debt securities, common shares and Class A preferred shares of the Bank (the Shelf Securities) and an appointment of agent for service of process on Form F-N (the Form F-N) relating to the registration statement. Such Registration Statement (as defined below) was declared effective by the Commission on October 2, 2024. The Trustee has prepared and caused to be filed with the Commission a Form T-1 Statement of Eligibility of the Trustee with respect to the Indenture (the Form T-1) under the U.S. Trust Indenture Act of 1939, as amended (the Trust Indenture Act); there are no contracts, documents or other materials required to be described or referred to in the Registration Statement or the Prospectus (as defined below) or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, referred to or filed or incorporated by reference as required and, in the case of those documents filed, delivered to the Representatives. The registration statement as amended as of the Effective Date (as defined below), including the prospectus constituting a part thereof, all exhibits thereto (but excluding the Form T-1 Statements of Eligibility), the documents incorporated by reference therein at the time such registration statement became effective, and any information, if any, relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B under the Act is hereinafter called the Registration Statement; if the Bank has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the Rule 462 Registration Statement), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement; Effective Date means any date to which any part of the Registration Statement or any post-effective amendment relating to the Securities became, or is deemed to have become, effective under the Securities Act for purposes of liability under Section 11 of the Securities Act of the Underwriters with respect to the offering, including in accordance with the rules and regulations of the Commission; the base prospectus relating to the Shelf Securities filed as part of the Registration Statement, including the documents incorporated by reference therein, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the Base Prospectus; the Base Prospectus, as supplemented by the preliminary prospectus supplement specifically relating to the Securities, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the Preliminary Prospectus. For purposes of this Agreement, free writing prospectus has the meaning set forth in Rule 405 under the Securities Act, Time of Sale Prospectus means the Preliminary Prospectus together with the final term sheet, the form of which is set forth in Schedule 4 hereto, and the other free writing prospectuses, if any, each identified in Schedule 5 hereto, and Prospectus means the final prospectus supplement relating to the offering of the Securities that discloses the public offering price and other final terms of the Securities, together with the Base Prospectus, to be filed with the Commission pursuant to Rule 424(b) in accordance with Section 6(a) hereof. As used herein, the terms “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the relevant time.

The Terms supplement, amendment, and amend as used herein with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any free writing prospectus shall include any document subsequently filed by the Bank pursuant to the U.S. Securities Exchange Act of 1934, as amended (the Exchange Act), that is deemed to be incorporated by reference therein.

(b)	Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus, as amended or supplemented, as applicable, complied or will comply when so filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and none of such documents, as of its respective date, contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)	The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any free writing prospectus or the Prospectus is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Bank or related to the offering of the Notes are pending before, or to the knowledge of the Bank, threatened by the Commission.

(d)	(i) Each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement, as of the Effective Date, the Preliminary Prospectus, as of the date of the preliminary prospectus supplement specifically relating to the Securities, and the Time of Sale Prospectus, as of the Time of Sale (which shall be defined to be 4:05 p.m. (eastern) on the date hereof), conformed, and the Prospectus, as of the date of the final prospectus supplement specifically relating to the Securities, and as amended or supplemented on or prior to the Closing Date, if applicable, will conform, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus, as of the Time of Sale, did not, and at the Closing Date, the Time of Sale Prospectus, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each “issuer free writing prospectus” and “road show”, each as defined in Rule 433(h) of the Securities Act, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) the Prospectus, as amended or supplemented, if applicable, as of the date of the final prospectus specifically relating to the Securities and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the final Canadian offering memorandum dated the date of the Prospectus, as amended or supplemented, if applicable (the “Canadian Offering Memorandum”), as of the date of the final prospectus specifically relating to the Securities and as of the Closing Date, will not contain a misrepresentation as such terms is defined under applicable Canadian securities law, except that the representations and warranties set forth in this paragraph do not apply to (A) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, if applicable, or (B) that part of the Registration Statement that constitutes the Form T-1. The Form F-N conforms in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission under the Securities Act.

(e)	The Bank is not an “ineligible issuer” (as defined in Rule 405 of the rules and regulations of the Commission) in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Bank is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Bank complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule 5 hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Bank has not used or referred to, and will not, without the prior consent of the Representatives (such consent not to be unreasonably withheld), use or refer to, any free writing prospectus.

(f)	The Bank is a bank amalgamated under and governed by the Bank Act (Canada) (the Bank Act) and is listed on Schedule 1 to the Bank Act, is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification except to the extent that the failure to so qualify or be in good standing would not, individually or in the aggregate, reasonably be expected to have, a material adverse effect on the condition, financial or otherwise, or the results of operations or business of the Bank and its subsidiaries, taken as a whole (a Material Adverse Effect), and has all requisite power and authority (corporate and other) to conduct its businesses and to own, lease and operate its properties and assets as described in the Time of Sale Prospectus, except where failure to do so would not reasonably be expected to have a Material Adverse Effect, and to execute, deliver and perform its obligations under this Agreement, the Indenture or to issue, sell and deliver the Securities.

(g)	Each “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Securities Act) (the Significant Subsidiaries) of the Bank has been duly incorporated and is validly existing and in good standing under the laws of the relevant jurisdiction set forth opposite its name in Column 2 in Schedule 3 to this Agreement, and each Significant Subsidiary is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification, except where the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has all requisite power and authority (corporate and other) to conduct its business and to own, lease and operate its properties and assets as described in the Time of Sale Prospectus, except where failure to do so would not reasonably be expected to have a Material Adverse Effect.

(h)	Each of the Bank and its Significant Subsidiaries has conducted and is conducting its business in compliance in all respects with all applicable laws, rules and regulations of each jurisdiction in which its business is carried on and holds all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) from the relevant regulatory or governmental authority in all such jurisdictions in which the Bank or its Significant Subsidiaries conduct business, to enable its business to be carried on as now conducted and its property and assets to be owned, leased and operated, except in each case where the failure to be in such compliance or to hold such license, permit, approval, consent, certificate, registration or authorization would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all such licenses, permits, approvals, consents, certificates, registrations and authorizations are in good standing and in effect, except where the failure to be in good standing or in effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the same contains any term, provision, condition or limitation which will have a Material Adverse Effect.

(i)	Neither the Bank nor any of its Significant Subsidiaries (i) is in violation or breach of its certificate of incorporation, by-laws, partnership agreement or other constitutive documents or (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound, except in the case of clause (ii), to the extent any such default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)	The execution and delivery by the Bank of this Agreement, the Indenture and the Notes, the performance by the Bank of its obligations under this Agreement, the Indenture and the Notes, the issue and sale of the Notes, the creation, authorization and issue of the Preferred Shares, the authorization and issuance of the Conversion Shares, and the compliance by the Bank with all of the provisions of the Securities, will not result in a breach of or default under, and will not create a state of facts which, after notice or lapse of time or both, will result in a breach or default under, and will not conflict with:

(i)	any of the terms, conditions or provisions of the Bank Act or the by-laws of the Bank or the terms, conditions or provisions of the certificate of incorporation, by-laws, partnership agreements or other constitutive documents of its Significant Subsidiaries;

(ii)	any license, permit, approval, consent, certificate, registration or authorization (whether governmental, regulatory or otherwise) issued to the Bank or any Significant Subsidiary or any agreement, indenture, mortgage, deed of trust, lease, document or instrument to which the Bank or any Significant Subsidiary is a party or by which it is contractually bound at the Time of Delivery (as defined herein), except for breaches or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or

(iii)	any statute, regulation or rule applicable to the Bank or any Significant Subsidiary, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Bank or any Significant Subsidiary, except for breaches or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(k)	The Bank has not filed any confidential material change report with any of the applicable Canadian securities commissions or similar regulatory authorities, the Toronto Stock Exchange or any other self-regulatory authority which remains confidential.

(l)	All of the issued shares of capital stock of each Significant Subsidiary are validly authorized, issued and outstanding, are fully paid and non-assessable and are owned directly or indirectly by the Bank, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever.

(m)	This Agreement has been duly authorized, executed and delivered by the Bank.

(n)	On or before the Time of Delivery, all actions required to be taken by or on behalf of the Bank, including the passing of all requisite resolutions of its directors, will have occurred so as to validly authorize, issue and sell the Notes, to validly authorize, create and issue the Preferred Shares and to validly authorize the Conversion Shares as contemplated by this Agreement and duly, punctually and faithfully perform all the obligations to be performed by it under this Agreement.

(o)	No consent, approval, authorization or order of, or qualification with, any relevant regulatory or governmental authority having jurisdiction over the Bank or any of its subsidiaries or any of their properties (Governmental Authorization) is required in connection with the issuance of the Securities or the Conversion Shares, the sale of the Notes or the consummation by the Bank of the transactions contemplated by this Agreement or the Indenture, except such as have been, or will have been prior to the Time of Delivery, obtained under the laws of the provinces and territories of Canada, the Securities Act and the Trust Indenture Act and such Governmental Authorizations as may be required under state securities or blue sky laws and any applicable laws of the provinces and territories of Canada in connection with the purchase and distribution of the Notes by the Underwriters.

(p)	The Indenture has been duly qualified under the Trust Indenture Act and the Indenture has been duly authorized, executed and delivered by the Bank and constitutes a legal, valid and binding obligation of the Bank, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws relating to or affecting creditors’ rights generally and general principles of equity and subject to the qualification that equitable remedies may only be granted in the discretion of a court of competent jurisdiction (the Enforceability Exceptions).

(q)	The Notes have been duly authorized by the Bank and, when executed by the Bank and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Bank, enforceable in accordance with their terms, subject to the Enforceability Exceptions, and the Notes will be entitled to the benefits of the Indenture, and the Notes will conform to the description thereof in the Time of Sale Prospectus and the Prospectus.

(r)	The Preferred Shares have been duly authorized by the Bank and, when issued and delivered to the Limited Recourse Trustee, will be validly issued, fully paid and non-assessable, and the issuance of the Preferred Shares will not be subject to any preemptive right, right of first refusal or other similar rights to subscribe for or purchase securities of the Bank, and the Preferred Shares will conform in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(s)	The Conversion Shares into which the Preferred Shares will be converted upon the occurrence of a Trigger Event have been duly and validly authorized and reserved by the Bank, and, when issued upon conversion of the Preferred Shares in accordance with the terms of the Preferred Shares, will be fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive right, right of first refusal or other similar rights to subscribe for or purchase securities of the Bank; and the Conversion Shares will conform in all material respects to the description thereof contained in the Time of Sale Prospectus and the Prospectus.

(t)	The consolidated financial statements of the Bank included or incorporated by reference in the Time of Sale Prospectus, the Prospectus and the Registration Statement, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Bank and its subsidiaries at the dates indicated and the consolidated results of operations and the consolidated changes in financial position of the Bank and its subsidiaries for the periods specified; and such consolidated financial statements, together with the related schedules and notes, have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (IFRS), including the accounting requirements of the Office of the Superintendent of Financial Institutions (Canada), consistently applied throughout the periods involved, except as disclosed therein.

(u)	There is no action, suit, proceeding, inquiry or investigation before or brought by any court or any federal, provincial, state, municipal or other governmental department, commission, board, agency or body, domestic or foreign, now pending, or, to the knowledge of the Bank, threatened against or affecting the Bank or any of its subsidiaries (i) other than proceedings described in all material respects in the Time of Sale Prospectus and proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) that is required to be described in the Registration Statement or the Prospectus and is not so described.

(v)	Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Bank and any person that would give rise to a valid claim against the Bank or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities contemplated hereunder.

(w)	Except as set forth in the Time of Sale Prospectus, neither the Bank nor any of the Bank’s subsidiaries is a party to any contract with or other undertaking to, or is subject to any governmental order by, or is a recipient of any presently applicable supervisory letter or other written communication of any kind from, any governmental authority which reasonably would be expected to have a Material Adverse Effect.

(x)	The Bank is not, and after giving effect to the issuance of the Preferred Shares and the offering and sale of the Notes and the application of the proceeds thereof as described under “Use of Proceeds” in the Time of Sale Prospectus and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(y)	Ernst & Young LLP, Chartered Professional Accountants, Licensed Public Accountants, Toronto, Ontario, is the external auditor who prepared the Reports of Independent Registered Public Accounting Firm to the shareholders and directors of the Bank in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the PCAOB) – which includes the reports on the Bank’s consolidated financial statements and internal control over financial reporting. Ernst & Young LLP is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission and the rules and regulations of the PCAOB.

(z)	Neither the Bank nor any of its Significant Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might cause or result in, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(aa)	The Bank maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that has been designed by the Bank’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The management of the Bank concluded that such internal control over financial reporting was effective as of October 31, 2025. Except as disclosed in the Time of Sale Prospectus, since October 31, 2025, there has been no change in the Bank’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Bank’s internal control over financial reporting.

(bb)	The Bank maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Bank and its subsidiaries is made known to the Bank’s principal executive officer and principal financial officer by others within those entities. Based on the evaluation of these disclosure controls and procedures, the Bank’s Chief Executive Officer and Chief Financial Officer concluded that the Bank’s disclosure controls and procedures were effective as of October 31, 2025.

(cc)	None of the Bank or any of its subsidiaries nor, to the knowledge of the Bank, any director, officer, agent, employee or controlled affiliate of the Bank or any of its subsidiaries has violated, or is in violation of, any provision of the Corruption of Foreign Public Officials Act (Canada), the United Kingdom Bribery Act 2010, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the FCPA), or any applicable similar law or regulation of any other jurisdiction (together the Anti-Corruption Legislation), including, without limitation, (i) making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), any foreign political party or official thereof or any candidate for foreign political office, or (ii) making, authorizing, promising to make, authorizing the giving of, accepting, requesting or agreeing to receive a bribe or other unlawful payment prohibited under the Anti-Corruption Legislation, in either case, if it would have a material adverse effect on the offer of the Securities as contemplated by this Agreement; and the Bank and its subsidiaries and controlled affiliates maintain at all times adequate systems, controls and procedures reasonably designed to comply with the Anti-Corruption Legislation.

(dd)	The operations of the Bank and its subsidiaries are and have been conducted in all material respects in compliance with the applicable financial recordkeeping and reporting requirements and anti-money laundering statutes of all jurisdictions to which the Bank and its subsidiaries are subject and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency, including without limitation, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and the Currency and Foreign Transactions Reporting Act of 1970 (the Bank Secrecy Act), as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the USA PATRIOT Act) (collectively, the Anti-Money Laundering Laws), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Bank or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Bank, threatened which would have a material adverse effect on the offer of the Securities as contemplated by this Agreement.

(ee)	None of the Bank or any of its subsidiaries nor, to the knowledge of the Bank, any director, officer, agent, employee or controlled affiliate of the Bank or any of its subsidiaries (i) is the subject of any sanctions administered, enacted or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) or any other U.S., Canadian, European Union, United Nations or United Kingdom economic sanctions or any equivalent sanctions authority with jurisdiction over the Bank (collectively, Sanctions) or is owned or controlled by, or (to the best of the Bank’s knowledge) acting on behalf or at the direction of a person or entity that is the subject of Sanctions; (ii) has any business or financial dealings with any person on OFAC’s Specially Designated Nationals and Blocked Persons List or equivalent list relating to Sanctions or who is otherwise a subject of Sanctions, or any person or entity who is owned or controlled by, or (to the best of the Bank’s knowledge) acting on behalf or at the direction of any such person or entity; or (iii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions.

The Bank will not directly or indirectly use the proceeds of any offering of the Securities hereunder, or lend, contribute or otherwise make available all or any part of such proceeds (i) to any subsidiary, joint venture partner or other person or entity, to fund or finance the activities of, or activities with any person in any country or territory, that at the time of such funding or financing is, or whose government is, the subject of any Sanctions (or any person or entity who is owned or controlled by, or (to the best of the Bank’s knowledge) acting on behalf or at the direction of any such person); or (ii) to a person or entity identified on a list established under section 83.05 of the Criminal Code (Canada) or in any orders or regulations promulgated under the United Nations Act (Canada), the Special Economic Measures Act (Canada), the Freezing Assets of Corrupt Foreign Officials Act (Canada), or the Justice for Victims of Corrupt Foreign Officials Act (Sergei Magnitsky Law) (Canada); or (iii) in any other manner that would result in the Bank or subsidiary, joint venture partner or any person or entity, being in breach of any Sanctions.

2.	Agreements to Sell and Purchase

The Bank hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Bank the respective principal amounts of Notes set forth in Schedule 2 hereto opposite its name at the “Price to Public” price set forth in Schedule 4 hereto.

3.	Public Offering

The Bank is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after this Agreement has been entered into as in the Representatives’ judgment is advisable. The Bank is further advised by the Representatives that the Notes are to be offered to the public upon the terms set forth in the Time of Sale Prospectus and the Prospectus.

4.	Payment and Delivery

Payment for the Notes shall be made to or upon the order of the Bank by wire transfer payable in funds immediately available to an account specified by the Bank on the Closing Date and time set forth in Schedule 1 hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as may be reasonably designated by the Representatives in writing. The time and date of such payment are herein referred to as the Time of Delivery and such date, the Closing Date.

At the Time of Delivery, the Bank shall pay the Underwriters fees (the Underwriters’ Fees) equal to 1.000% of the aggregate principal amount of the Notes. The parties agree that the Underwriters shall set off the Underwriters’ Fees against the purchase price payable to the Bank in an amount equal to the Underwriters’ Fees and payment by the Underwriters to the Bank in accordance with the above paragraph of the purchase price net of the Underwriters’ Fees shall be full satisfaction of the Underwriters’ obligation to pay the purchase price for the Notes and of the Bank’s obligation to pay the Underwriters’ Fees.

Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct and agree to with the Bank.

5.	Conditions to the Underwriters’ Obligations

The several obligations of the Underwriters are subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Bank in this Agreement as at the date hereof and at, and as of, the Time of Delivery, are true and correct, the condition that the Bank shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	(i)	the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act, within the applicable time period prescribed for such filing thereunder and in accordance with Section 6(a) hereof;

(ii)	no order having the effect of ceasing or suspending the distribution of the Notes or stop order suspending the effectiveness of the Registration Statement or any part thereof or having the effect of preventing or suspending the use of any prospectus relating to the Securities shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Bank, threatened by the Commission; and

(iii)	all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b)	Subsequent to the execution and delivery of this Agreement and prior to the Time of Delivery:

(i)	there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the debt securities of the Bank or any of its Significant Subsidiaries by any “nationally recognized statistical rating organization,” as such term is used in section 3(a)(62) under the Exchange Act; and

(ii)	there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Bank and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Notes on the terms and in the manner contemplated in the Time of Sale Prospectus.

(c)	The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an officer of the Bank, in his or her capacity as such officer only, to the effect set forth in Section 5(a)(ii) and Section 5(b)(i) above and to the effect that the representations and warranties of the Bank contained in this Agreement are true and correct as of the Closing Date and that the Bank has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(d)	The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an officer of the Bank, in his or her capacity as such officer only, to the effect that, other than as set forth in the Time of Sale Prospectus and the Prospectus, to his or her knowledge, there is no action, proceeding or investigation pending or threatened by or against the Bank or any of its Significant Subsidiaries, at law or in equity, before or by any federal, provincial, state, municipal or other governmental department, commission, board or agency, domestic or foreign, which questions the validity of the issuance of the Securities or of any action taken or to be taken by the Bank pursuant to this Agreement or in connection with the issuance of the Securities.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e)	The Underwriters shall have received on the Closing Date an opinion of Torys LLP, Canadian counsel for the Bank, dated the Closing Date, in substantially the form attached hereto as Exhibit A-1. Torys LLP may limit their opinion to matters arising under the laws of the Provinces of Ontario, Alberta and Québec, as applicable, and the federal laws of Canada applicable therein.

(f)	The Underwriters shall have received on the Closing Date an opinion of Willkie Farr & Gallagher LLP, United States counsel for the Bank, dated the Closing Date, in substantially the form attached hereto as Exhibit A-2. Willkie Farr & Gallagher LLP may limit their opinion to matters arising under the laws of the State of New York and the federal laws of the United States of America.

(g)	The Underwriters shall have received on the Closing Date an opinion of Allen Overy Shearman Sterling US LLP, United States counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives. Allen Overy Shearman Sterling US LLP may limit their opinion to matters arising under the laws of the State of New York and the federal laws of the United States of America.

The opinions of counsel for the Bank described in subsections (e) and (f) above shall be rendered to the Underwriters at the request of the Bank and shall so state therein.

(h)	The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, as amended or supplemented, if applicable provided that (i) the letter delivered on the date hereof shall use a “cut off” date no more than three business days prior to the date hereof and (ii) the letter delivered on the Closing Date shall use a “cut off” date no more than three business days prior to the Closing Date.

(i)	Prior to or on the Closing Date, the Representatives shall have been furnished by the Bank such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

All opinions, certificates, letters and documents referred to in this Section 5 will be in compliance with the provisions of this Agreement only if they are satisfactory in form and substance to the Representatives and to counsel for the Underwriters. The Bank will furnish to the Representatives conformed copies of such opinions, certificates, letters and other documents in such number as the Representatives will reasonably request.

6.	Covenants of the Bank

The Bank covenants with each Underwriter as follows:

(a)	To prepare the Prospectus in a form reasonably approved by the Representatives and to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus prior to the Time of Delivery, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives shall have reasonably objected in a timely manner by written notice to the Bank; to file promptly all reports required to be filed by the Bank with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, (A) of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Preliminary Prospectus or the Prospectus has been filed, in each case, as applicable, with the Commission, (B) of the issuance by the Commission or any Canadian securities authority of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities or the effectiveness of the Registration Statement or the Canadian Offering Memorandum, (C) of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose, or (D) of any request by the Commission or any Canadian securities authority for the amending or supplementing of the Registration Statement, the Canadian Offering Memorandum, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus or for additional information relating to the Securities; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(b)	To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that in no event shall the Bank be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to file any general consent to service of process or to take any action that would subject it to general service of process or to taxation in any jurisdiction where it is not now so subject.

(c)	To furnish to the Representatives, without charge, and to each of the Underwriters, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto as the Representatives may reasonably request.

(d)	To furnish to the Representatives a copy of each proposed free writing prospectus to be used by, or referred to by, the Bank and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably objects. Each free writing prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission on the date of first use, and the Bank will comply with any filing requirements applicable to such free writing prospectus pursuant to Rule 433 of the rules and regulations of the Commission and each free writing prospectus will not, as of its issue date and through the time the Notes are delivered, include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus.

(e)	Other than the filing with the Commission of the final term sheet substantially in the form set forth in Schedule 4 hereto, not to knowingly take any action that would result in an Underwriter or the Bank being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)	If the Time of Sale Prospectus is being used to solicit offers to buy the Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Prospectus or to file under the Exchange Act any document incorporated by reference in the Time of Sale Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, forthwith to notify the Representatives and, upon the request of the Representatives, prepare, file with the Commission, as applicable, and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)	If, during such period after the filing of the Prospectus with the Commission, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, forthwith to notify the Representatives, and, upon the request of the Representatives, prepare, file with the Commission, as applicable, and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Bank) to which Notes may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) are delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)	To make generally available to the Bank’s security holders and to the Representatives as soon as practicable, but in any event not later than eighteen months after the effective date (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, an earnings statement of the Bank and its subsidiaries (which need not be audited) covering a period of at least twelve months beginning with the first fiscal quarter of the Bank occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; provided that the Bank may make such earnings statements generally available by filing quarterly and annual reports with the Commission as may be required by the Exchange Act.

(i)	Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Bank’s counsel and the Bank’s accountants in connection with the preparation and filing of the Base Prospectus, the Preliminary Prospectus, the Prospectus and any amendment or supplement thereof with the Commission, the registration and delivery of the Notes, the registration, issuance and delivery of the Preferred Shares to the Limited Recourse Trust and the issuance and delivery of any Conversion Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, the Canadian Offering Memorandum, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Bank and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriters and the Preferred Shares to the Limited Recourse Trust, including any transfer or similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(b) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc. and any filing fees payable to the Canadian securities authorities in connection with the filing of all required exempt distribution reports, and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with the preparation and filing of such reports, (v) all fees and expenses in connection with listing the Conversion Shares on applicable stock exchanges; (vi) any fees charged by the rating agencies for the rating of the Securities, (vii) the cost of the preparation, issuance and delivery of the Securities, (A) the fees and expenses of the Trustee, the Co-Trustee and any agent of the Trustee or the Co-Trustee and the reasonable fees and disbursements of counsel for the Trustee or the Co-Trustee in connection with any Indenture and the Notes and (B) the fees and expenses of the Limited Recourse Trustee and any agent of the Limited Recourse Trustee and the fees and disbursements of counsel for the Limited Recourse Trustee in connection with the Limited Recourse Trust, the Notes, the Preferred Shares, the Conversion Shares and any related matters, (viii) the costs and expenses of the Bank relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Bank, and travel and lodging expenses of the representatives and officers of the Bank and any such consultants (ix) the document production charges and expenses associated with printing this Agreement, (x) the services of Ernst & Young LLP, (xi) the services of Willkie Farr & Gallagher LLP and Torys LLP, (xii) the cost and charges of any transfer agent or registrar, and (xiii) all other costs and expenses incident to the performance of the obligations of the Bank hereunder for which provision is not otherwise made in this Section 6(i). It is understood, however, that, except as provided in this Section 6(i), Section 8 entitled “Indemnity and Contribution,” and the last paragraph of Section 9 below, the Underwriters will pay all of their own costs and expenses including, transfer taxes payable on resale of any of the Securities by them, any advertising expenses connected with any offers they may make and the fees and disbursements of their counsel.

(j)	During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of in the United States any debt securities of the Bank or warrants to purchase or otherwise acquire debt securities of the Bank substantially similar to the Notes (other than (i) the Notes, (ii) commercial paper or Yankee certificates of deposit with a maturity of no more than 12 months issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Representatives).

(k)	To use its commercially reasonable efforts to list or obtain approval for listing, within 30 days from the Closing Date, subject to notice of issuance, if applicable, the Conversion Shares on the Toronto Stock Exchange (the TSX) and the New York Stock Exchange (the NYSE). The Bank will use its commercially reasonable efforts to maintain the listing of the Conversion Shares on the TSX and the NYSE.

(l)	At all times, to reserve and keep available, free of preemptive rights, enough Common Shares for the purpose of enabling the Bank to satisfy its obligations to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Preferred Shares.

(m)	To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Representatives (such consent not to be unreasonably withheld), and to file such final term sheet within two days of the later of the date such final terms have been established for the offering of the Securities and the date of first use.

(n)	The Bank will not take, directly or indirectly, any action designed to cause or result in, or that might cause or result in, stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.

(o)	The Bank and each Underwriter, on a several basis, covenants and agrees that, during the distribution of the Notes, it will not provide any potential investor with any materials or information in relation to the offer and sale of the Securities or the Bank other than the Preliminary Prospectus, the Prospectus, the free writing prospectus, and any amendments or supplements to the foregoing in accordance with this Agreement.

7.	COVENANTS of the Underwriters

(a)	Each Underwriter represents and warrants to, and agrees with, the Bank and each other Underwriter that it has not made, and will not make, any offer relating to the Securities that would constitute a free writing prospectus without the prior consent of the Bank and the Representatives (such consent not to be unreasonably withheld), provided, however, that prior to the preparation of the final term sheet substantially in the form set forth in Schedule 4 hereto, the Underwriters are authorized to use a free writing prospectus that contains only information (i) describing the preliminary terms of the Securities or their offering or (ii) describing the final terms of the Securities which will not be inconsistent with the final term sheet substantially in the form set forth in Schedule 4 hereto.

(b)	Each Underwriter represents and agrees that it has not offered or sold, directly or indirectly, and that it will not, directly or indirectly, offer, sell or deliver, any of the Securities in or from Canada or to any resident of Canada, provided that the Underwriters may, in their discretion, resell such Notes to the Canadian investment dealer affiliate of CIBC World Markets Corp. Each Underwriter further agrees that it will include a comparable provision in any sub-underwriting, banking group or selling group agreement or similar arrangement with respect to the Securities that may be entered into by such Underwriter.

(c)	CIBC World Markets Corp. further agrees that any offer or sale by its Canadian investment dealer affiliate of the Notes, as contemplated in the paragraph above, purchased by it hereunder in Canada or to any resident of Canada shall only be effected on a private placement basis in accordance with applicable exemptions under the applicable securities laws in the relevant jurisdictions including that CIBC World Markets Corp.’s Canadian investment dealer affiliate (i) will not offer or sell the Notes purchased by it hereunder in Canada except in the Provinces of Ontario, British Columbia, Alberta, Québec and Manitoba (collectively, the Qualifying Provinces) and in each case will only do so in accordance with applicable securities laws in the relevant Qualifying Province; and (ii) with respect to the Qualifying Provinces, represents and agrees that (A) it has not offered, sold, distributed or delivered, and that it will not offer, sell, distribute or deliver, any Notes purchased by it hereunder, directly or indirectly in the Qualifying Provinces or to any person that is resident in any Qualifying Province for the purposes of securities laws applicable therein (including any corporation or other entity organized under the laws of any jurisdiction in Canada), except to persons who are not individuals, who are “permitted clients” as defined under National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations and who are “accredited investors” as defined under National Instrument 45-106 – Prospectus Exemptions (NI 45-106) or Section 73.3(1) of the Securities Act (Ontario), as applicable, under the “accredited investor exemption” as defined in NI 45-106; and (B) neither it nor its Canadian investment dealer affiliate will distribute or deliver the Prospectus or Prospectus Supplement or any other offering material relating to the Notes purchased by it hereunder, in the Qualifying Provinces in contravention of the securities laws or regulations of the Qualifying Provinces.

(d)	CIBC World Markets Corp. and its Canadian investment dealer affiliate have taken or will take reasonable steps to confirm that each purchaser of Notes in the Qualifying Provinces is not an individual and meets the terms and conditions of the “accredited investor exemption” as defined in NI 45-106, will obtain, as necessary, and retain relevant information and documentation to evidence the steps taken to verify compliance with the exemption and provide to the Bank forthwith upon request all such information or documentation as the Bank may reasonably request for the purpose of complying with a request from a securities regulator in the Qualifying Provinces (including identifying whether the purchaser is purchasing for its own account and what category of “accredited investor” the purchaser falls under).

(e)	Each Underwriter represents and warrants to, and agrees with, the Bank that none of the payments to be made to the Underwriter by the Bank under this Agreement shall be for services rendered in Canada by or on behalf of such Underwriter.

8.	Indemnity and Contribution

(a)	The Bank agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and any agent of any Underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or road show, each as defined in Rule 433(h) under the Securities Act, and the Canadian Offering Memorandum, and, in the case of a road show, as identified on Schedule 5 hereto, any Bank information that the Bank has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by or based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use therein.

(b)	Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Bank, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Bank within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Bank to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Bank in writing by such Underwriter through the Representatives expressly for use in the Registration Statement or any amendment thereof, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto, any issuer free writing prospectus or road show, each as defined in Rule 433(h) under the Securities Act, or the Canadian Offering Memorandum, and, in the case of a road show, as identified on Schedule 5 hereto, or any amendment or supplement thereto.

(c)	In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the indemnified party) shall promptly notify the person against whom such indemnity may be sought (the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have under this Section 8 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise under this Section 8. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including that the Underwriters have been advised by counsel that there may be one or more legal defenses available to the Underwriters which are different from or additional to those available to the Bank and in the judgment of such counsel it is advisable for the Underwriters to employ separate counsel or (iii) the Bank has failed to assume the defense of such action and employ counsel satisfactory to the Underwriters, in which event the fees and expenses of such separate counsel will be paid by the Bank. It is understood that the indemnifying party shall not, except as noted in the preceding sentence, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Bank, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent will not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

(d)	To the extent the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Bank on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Bank on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Bank on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Bank and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Notes as set forth in the Prospectus. The relative fault of the Bank on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Bank or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

(e)	The Bank and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim which is subject to Section 8(d). Notwithstanding the provisions of Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)	The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Bank contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Bank, its officers or directors or any person controlling the Bank and (iii) acceptance of and payment for any of the Notes.

9.	Termination

(a)	The Underwriters may terminate this Agreement by notice given by the Representatives to the Bank, if after the execution and delivery of this Agreement and prior to the Time of Delivery (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the Toronto Stock Exchange, (ii) trading of any securities of the Bank shall have been suspended or materially limited on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by U.S. federal, New York State, Canadian federal or Ontario provincial authorities, (v) there shall have occurred any outbreak or escalation of hostilities involving the United States or Canada or there shall have been a declaration of a national emergency or war by the United States or Canada, or (vi) any material adverse change in financial markets in the United States or Canada should be such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus. Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Bank or any Underwriter, except as otherwise provided in Sections 6(i), 8 and 9(b) hereof.

(b)	If the sale of the Securities provided for herein is not consummated by reason of acts of the Bank or changes in circumstances of the Bank pursuant to this Section 9 which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Bank to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters decline to purchase the Notes for any reason permitted under this Agreement, the Bank will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Securities or in contemplation of the performance by them of their obligations hereunder.

10.	Effectiveness; Defaulting Underwriters

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Notes that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule 2 bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-tenth of such principal amount of Notes set forth opposite its name in Schedule 2 hereto without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Notes and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Bank for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Bank. In any such case either the Representatives or the Bank shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the Time of Sale Prospectus or the Prospectus, as amended or supplemented, if applicable, or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.	Entire Agreement

(a)	This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Bank and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)	The Bank acknowledges that in connection with the offering of the Securities, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:

(i)	no fiduciary or agency relationship between the Bank and any other person, on the one hand, and the Underwriters, on the other hand, exists (except to the extent disclosed in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus and Prospectus);

(ii)	the Underwriters are not acting as advisors, experts or otherwise, to the Bank, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Bank, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations;

(iii)	the Underwriters owe the Bank only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; and

(iv)	the Underwriters may have interests that differ from those of the Bank. The Bank waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.	USA PATRIOT Act

In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Bank, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

13.	Information Furnished by Underwriters

The Underwriters severally confirm that the information appearing in the list of names of each of the Underwriters under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus and the statements in the ninth and tenth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus, the Time of Sale Prospectus and the Prospectus, constitute the only written information furnished to the Bank by the Representatives on behalf of the Underwriters.

14.	Research Analyst Independence

The Bank acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Bank and/or the offering of the Securities that differ from the views of their respective investment banking divisions. The Bank hereby waives and releases, to the fullest extent permitted by law, any claims that the Bank may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Bank by such Underwriters’ investment banking divisions. The Bank acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

15.	Counterparts

This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This agreement may be executed by manual, facsimile or electronic signature, and signatures of the parties hereto transmitted by electronic delivery methods shall be deemed to be their original signatures for all purposes and shall constitute effective execution and delivery of this Agreement. The use of electronic signatures, records and delivery methods shall be of the same legal effect, validity or enforceability as a manually executed signature and physical delivery thereof to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law.

16.	Applicable Law

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

17.	Headings

The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

18.	Notices

All communications hereunder shall be in writing (including email) and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at the addresses set forth in Schedule 1 hereto; and if to the Bank shall be delivered, mailed or sent to the address set forth in Schedule 1 hereto.

19.	RECOGNITION OF THE U.S. Special Resolution Regimes

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	As used in this Section 19:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)	“Covered Entity” means any of the following:

(A)	“covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)	“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20.	Submission to Jurisdiction; Appointment of Agent for Service

(a)	The Bank irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement, or the transactions contemplated hereby or thereby. The Bank irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Bank has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Bank irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)	The Bank hereby irrevocably appoints Achilles M. Perry of Canadian Imperial Bank of Commerce, with offices at 300 Madison Avenue, New York, NY 10017 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. The Bank waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Bank represents and warrants that such agent has agreed to act as the Bank’s agent for service of process, and the Bank agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

21.	waiver of right to trial by jury

EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF THE PARTIES WITH RESPECT TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF THE PARTIES AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY OF THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 21 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

22.	Judgment Currency

If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Representatives could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Bank with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Bank agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Bank an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

[Signature pages follow]

Signatories

Very truly yours,

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ Erich Koeberle
	Name:	Erich Koeberle
	Title:	Vice-President, Global Term Funding, Treasury

Signature Page to Underwriting Agreement

Accepted as of the date hereof.

By: CIBC WORLD MARKETS CORP.

By:	/s/ Andrew W. Lee
	Name:	Andrew W. Lee
	Title:	Executive Director

Signature Page to Underwriting Agreement

By: BARCLAYS CAPITAL INC.

By:	/s/ Tom Burgess
	Name:	Tom Burgess
	Title:	Managing Director

Signature Page to Underwriting Agreement

By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

Signature Page to Underwriting Agreement

By: MORGAN STANLEY & CO. LLC

By:	/s/ Howard Brocklehurst
	Name:	Howard Brocklehurst
	Title:	Managing Director

Signature Page to Underwriting Agreement

By: WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE 1

Closing Date and Time:	July 13, 2026; 9:00 a.m. (Eastern time)

Closing Location:	Allen Overy Shearman Sterling US LLP 599 Lexington Avenue New York, NY 10022

Address for Notices to the Representatives:

CIBC World Markets Corp.
300 Madison Avenue
New York, NY 10017
Attention: Execution Management

Telephone: 212-856-3571

Email: DLCIBCUSEMG@cibc.com

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attention: Syndicate Registration

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Facsimile: (646) 291-1469

Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, NY 10036

Attn: Investment Banking Division

Telephone: (212) 761-6691

Facsimile: (212) 507-8999

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, North Carolina 28202

Attention: Transaction Management

Facsimile: (704) 410-0326

Email: tmgcapitalmarkets@wellsfargo.com

with a copy to
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue
New York, NY 10022
Email: ryan.robski@aoshearman.com
Attention: Ryan E. Robski

Address for Notices to the Bank:

Canadian Imperial Bank of Commerce
81 Bay Street
CIBC Square
Toronto, ON M5J 0E7
Facsimile: (416) 980-7012
Attention: The Corporate Secretary

with a copy to

Torys LLP
79 Wellington St. W., 30th Floor

Box 270, TD South Tower

Toronto, ON M5K 1N2

Email: dseville@torys.com

Attention: David Seville

and

Willkie Farr & Gallagher LLP
300 North LaSalle Dr.
Chicago, IL 60654
Facsimile: (312) 728 9199

Email: ebest@willkie.com; srabinowitz@willkie.com

Attention: Edward S. Best; Susan Rabinowitz

SCHEDULE 2

Underwriter	Principal Amount of Notes
CIBC World Markets Corp.	US$	190,000,000
Barclays Capital Inc.		60,000,000
Citigroup Global Markets Inc.		60,000,000
Morgan Stanley & Co. LLC		60,000,000
Wells Fargo Securities, LLC		60,000,000
Credit Agricole Securities (USA) Inc.		22,500,000
Mizuho Securities USA LLC		22,500,000
Desjardins Securities Inc.		10,000,000
Academy Securities, Inc.		5,000,000
Brookfield Securities LLC		5,000,000
Loop Capital Markets LLC		5,000,000
Total	US$	500,000,000

SCHEDULE 3

Significant Subsidiaries

Name of Significant Subsidiary	Jurisdiction of Incorporation of Significant Subsidiary	Percentage of Direct or Indirect Ownership of each Significant Subsidiary by the Bank
CIBC Cayman Holdings Limited	Cayman Islands	100%

CIBC Bancorp USA Inc.	State of Delaware	100%

SCHEDULE 4

(To Prospectus dated October 2, 2024 and

Preliminary Prospectus Supplement dated

July 6, 2026)

A final base shelf prospectus containing important information relating to the securities described in this document has been filed with the U.S. Securities and Exchange Commission. A copy of the final base shelf prospectus, any amendment to the final base shelf prospectus and any applicable shelf prospectus supplement that has been filed, is required to be delivered with this document where required by applicable law.

This document does not provide full disclosure of all material facts relating to the securities offered. Investors should read the final base shelf prospectus, any amendment and any applicable shelf prospectus supplement for disclosure of those facts, especially risk factors and tax consequences relating to the securities offered, before making an investment decision. Investing in the Notes involves risks. See the “Risk Factors” sections of the Prospectus Supplement and the accompanying Prospectus.

Canadian Imperial Bank of Commerce

US$500,000,000
6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10
(Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness)

Final Term Sheet

Issuer:	Canadian Imperial Bank of Commerce (the “Bank”)

Issue:	6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (the “Notes”)

Offering Format:	SEC Registered

Aggregate Principal Amount:	US$500,000,000

Pricing Date:	July 6, 2026

Settlement Date**:	July 13, 2026 (T+5) (the “Issue Date”)

Initial Reset Date:	January 28, 2032

Maturity Date:	January 28, 2087

Interest:

The Notes will bear interest on their principal amount (i) from, and including, the Issue Date to, but excluding, the Initial Reset Date, at a fixed rate of 6.750% per annum, and (ii) from, and including, the Initial Reset Date, during each Rate Reset Period, at a rate per annum equal to the U.S. Treasury Rate (as defined in the preliminary prospectus supplement, dated July 6, 2026 relating to the Notes (the “Preliminary Prospectus Supplement”)), on the Interest Rate Calculation Date (as defined below) immediately preceding the applicable Interest Reset Date (as defined below) plus 2.499%.

“Rate Reset Period” means the period from, and including, the Initial Reset Date to, but excluding, the next Interest Reset Date and each five-year period thereafter from, and including, such Interest Reset Date to, but excluding, the next Interest Reset Date or the Maturity Date (or earlier redemption date or repurchase date), as applicable.

The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. In no event will the interest rate on the Notes be less than zero.

Interest Reset Dates:	The Initial Reset Date and each fifth anniversary date thereafter occurring prior to, but excluding, the Maturity Date (or earlier redemption date or repurchase date, as applicable) (each such date, an “Interest Reset Date”).

Interest Rate Calculation Dates:	For each Rate Reset Period, the U.S. Treasury Rate will be determined by the calculation agent on the third business day immediately preceding the applicable Interest Reset Date (each such date, an “Interest Rate Calculation Date”).

Interest Payment Dates:	Quarterly on January 28, April 28, July 28 and October 28 of each year (each, an “Interest Payment Date”), commencing on October 28, 2026 (long first coupon).

Interest Deferability:	Interest payments are non-deferrable.

On the occurrence of any Failed Coupon Payment Date (as defined below), pursuant to the limited recourse feature described below, each holder of Notes (“Noteholders”) will receive such Noteholder’s proportionate share of the Corresponding Trust Assets (as defined below). Upon delivery to Noteholders of their proportionate share of the Corresponding Trust Assets following any Failed Coupon Payment Date, all Notes will cease to be outstanding and each Noteholder will cease to be entitled to interest thereon.

“Failed Coupon Payment Date” means the fifth business day immediately following an Interest Payment Date upon which the Bank does not pay interest on the Notes in cash and has not cured such non-payment by subsequently paying such interest in cash prior to such fifth business day.

Initial Benchmark Treasury:	UST 4.125% due June 30, 2031 UST 4.250% due June 30, 2033

Initial Benchmark Treasury Price / Yield:	99-19 ¼ / 4.214% 99-14 ¾ / 4.340%

Interpolated Treasury Yield:	4.251%

Initial Re-Offer Spread to Initial Benchmark Treasury (Interpolated):	+ 249.9 bps

Initial Re-Offer Yield:	6.750%

Price to Public:	100.000%

Underwriting Commission:	1.000% per US$1,000 principal amount of Notes

Net Proceeds to the Bank after Underwriting Commission and before Expenses:	US$495,000,000

Day Count/Business Day Conventions:	30/360; Following, Unadjusted

Business Day:	New York, New York and Toronto, Ontario

Redemption:

The Bank may, at its option, with the prior written approval of the Superintendent of Financial Institutions (Canada) (the “Superintendent”) and without the consent of Noteholders, on not less than 10 days’ and not more than 60 days’ prior notice to the registered holders, redeem the Notes, in whole or in part from time to time, on the Initial Reset Date and on each January 28, April 28, July 28 and October 28 thereafter, at the Redemption Price.

The Bank may, with the prior written approval of the Superintendent and without consent of Noteholders, on not less than 10 days’ and not more than 60 days’ prior written notice to the registered holders, redeem the Notes, in whole but not in part, (i) at any time following a Regulatory Event Date (as defined in the Preliminary Prospectus Supplement), or (ii) at any time following the occurrence of a Tax Event Date (as defined in the Preliminary Prospectus Supplement), in each case at the Redemption Price.

Upon any redemption by the Bank of the Preferred Shares (as defined below) held in the Limited Recourse Trust (as defined below) in accordance with their terms prior to the Maturity Date (such redemption will be subject to the prior written approval of the Superintendent), outstanding Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares redeemed by the Bank shall automatically and immediately be redeemed, on a full and permanent basis, for a cash amount equal to the Redemption Price, without any action on the part of, or the consent of, the Noteholders. See the Final Term Sheet for the Preferred Shares attached hereto (the “Preferred Share Term Sheet”) for circumstances under which the Preferred Shares may be redeemed or purchased for cancellation by the Bank. For certainty, to the extent that, in accordance with the terms of the Indenture (as defined in the Preliminary Prospectus Supplement), the Bank has immediately prior to or concurrently with such redemption of Preferred Shares redeemed or purchased for cancellation Notes with an aggregate principal amount equal to the aggregate face amount of Preferred Shares being redeemed, such requirement to redeem a corresponding aggregate principal amount of Notes shall be deemed satisfied.

The Bank will not redeem the Notes under any circumstances if such redemption would, directly or indirectly, result in the Bank’s breach of any provision of the Bank Act (Canada) (the “Bank Act”) or the Office of the Superintendent of Financial Institutions Canada’s (“OSFI”) Capital Adequacy Requirements (CAR) Guideline.

Any Notes redeemed by the Bank will be cancelled and will not be reissued.

As a result of the redemption provisions applicable to the Preferred Shares and the Notes, the Limited Recourse Trustee (as defined below) will, at all times prior to a Recourse Event (as defined below), hold one Preferred Share for each US$1,000 principal amount of Notes outstanding.

“Redemption Price” means 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Limited Recourse:	If (i) there is non-payment by the Bank of the principal amount of the Notes, together with any accrued and unpaid interest thereon, in cash, on the Maturity Date, (ii) a Failed Coupon Payment Date occurs, (iii) in connection with the redemption of the Notes, on the redemption date for such redemption, the Bank does not pay the applicable Redemption Price in cash, (iv) an event of default with respect to the Notes occurs or (v) a Trigger Event (as defined in the Preferred Share Term Sheet) occurs (each such event, a “Recourse Event”), while a Noteholder will have a claim against the Bank for the principal amount of the Notes and any accrued and unpaid interest thereon (which will then be due and payable), each such Noteholder’s sole recourse in respect of such claim will be limited to such Noteholder’s proportionate share of the assets held by a third party trustee (the “Limited Recourse Trustee”) in respect of the Notes (the “Corresponding Trust Assets”) in CIBC LRCN Limited Recourse Trust (the “Limited Recourse Trust”). The Limited Recourse Trustee will hold assets in the Limited Recourse Trust in respect of more than one series of limited recourse capital notes, and the assets (including the Bank’s preferred shares) for each such series will be held separate from the assets for other series. Computershare Trust Company of Canada will act as the Limited Recourse Trustee.

Initially, at the time of issuance of the Notes, the Corresponding Trust Assets will consist of the Bank’s Non-Cumulative 5-Year Fixed Rate Reset Class A Preferred Shares Series 65 (Non-Viability Contingent Capital (NVCC)) (the “Preferred Shares”) issued prior to the issue date of the Notes at an issue price equal to the Canadian Dollar Equivalent (as defined in the Preferred Share Term Sheet) of US$1,000 per Preferred Share. Following the issuance of the Notes, the Corresponding Trust Assets may consist of (i) Preferred Shares (or proceeds with respect to the subscription for units of the Limited Recourse Trust by the Bank, which are to be used by the Limited Recourse Trustee to subscribe for Preferred Shares), (ii) cash, if the Preferred Shares are redeemed for cash, or purchased for cancellation, by the Bank with the prior written approval of the Superintendent (other than any portion of such cash in respect of any declared and unpaid dividends), (iii) common shares of the Bank (“Common Shares”) issued upon the conversion of the Preferred Shares into Common Shares upon a Trigger Event and resulting NVCC Automatic Conversion (as defined in the Preferred Share Term Sheet) in connection with such Trigger Event (other than Dividend Common Shares (as defined below), if any) or (iv) any combination thereof, depending on the circumstances.

The number of Preferred Shares issued prior to the issue date of the Notes will be equal to the aggregate principal amount of the Notes to be issued on the issue date divided by US$1,000.

Upon the occurrence of a Recourse Event that is not a Trigger Event, the Limited Recourse Trustee will deliver to each Noteholder one Preferred Share for each US$1,000 principal amount of Notes held by such Noteholder, which shall be applied to the payment of the principal amount of the Notes, and such delivery of Preferred Shares will be the sole remedy of each Noteholder against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable.

Upon the occurrence of a Recourse Event that is a Trigger Event, each Noteholder will be entitled to receive such Noteholder’s proportionate share of the Corresponding Trust Assets and the Limited Recourse Trustee will deliver to each Noteholder such Noteholder’s proportionate share of Common Shares issued upon the conversion of the Preferred Shares into Common Shares upon a Trigger Event and resulting NVCC Automatic Conversion in connection with such Trigger Event (other than Dividend Common Shares, if any). The number of Common Shares issuable in connection with the Trigger Event will be calculated based on a Share Value (as defined in the Preferred Share Term Sheet) of US$1,000, plus declared and unpaid dividends, if any, to, but excluding, the date of the Trigger Event, expressed in Canadian dollars. The delivery of such Common Shares shall be applied to the payment of the principal amount of the Notes, and such delivery of Common Shares will be the sole remedy of each Noteholder against the Bank for repayment of the principal amount of the Notes and any accrued but unpaid interest thereon then due and payable. See “NVCC Automatic Conversion” below.

Notwithstanding the foregoing, upon a Recourse Event that is a Trigger Event, holders of Notes will not be entitled to receive any Common Shares issued in respect of the portion of the Share Value equal to any declared and unpaid dividends (such Common Shares, the “Dividend Common Shares”), which Dividend Common Shares shall not be delivered to holders of Notes and either will be retained by the Limited Recourse Trustee or sold by the Limited Recourse Trust with the proceeds distributed to the Bank. As a result of the Dividend Waiver (as described in the Preferred Share Term Sheet), the Bank does not expect the NVCC Automatic Conversion Formula (as defined in the Preferred Share Term Sheet) to result in the issuance of any Dividend Common Shares in connection with a Recourse Event that is a Trigger Event.

The receipt by a Noteholder of its proportionate share of the Corresponding Trust Assets upon the occurrence of a Recourse Event shall exhaust all remedies of such Noteholder under the Notes. If a Noteholder does not receive its proportionate share of the Corresponding Trust Assets under such circumstances, the sole remedy of such Noteholder for any claims against the Bank shall be limited to a claim for the delivery of its proportionate share of such Corresponding Trust Assets.

In case of any shortfall resulting from the value of the Corresponding Trust Assets being less than the principal amount of and any accrued and unpaid interest on the Notes, all losses arising from such shortfall shall be borne by the Noteholders.

All claims of any Noteholder against the Bank under the Notes will be extinguished upon receipt by such Noteholder of its proportionate share of the Corresponding Trust Assets.

Purchase for Cancellation:

The Bank may, at its option and at any time, with the prior written approval of the Superintendent, purchase the Notes, in whole or in part, in the open market, by tender (available to all holders of Notes), by private contract or otherwise, for cancellation, at any price or prices and upon such terms and conditions as the Bank in its absolute discretion may determine, subject, however, to any applicable law restricting the purchase of Notes.

If any Notes are so purchased for cancellation, subject to the provisions of the Bank Act, the prior written approval of the Superintendent and various restrictions on the retirement of Preferred Shares, the Bank shall redeem a corresponding number of Preferred Shares (which Preferred Shares will have an aggregate face amount equal to the aggregate principal amount of the Notes to be cancelled) then held in the Limited Recourse Trust.

Any Notes so purchased by the Bank will be cancelled and will not be reissued.

NVCC Automatic Conversion:	Upon the occurrence of a Trigger Event, each Preferred Share held in the Limited Recourse Trust will be automatically and immediately converted, on a full and permanent basis, without the consent of the holder thereof, the Limited Recourse Trustee, the Trustee (as defined in the Preliminary Prospectus Supplement) or the Canadian Co-Trustee (as defined in the Preliminary Prospectus Supplement), into the number of fully-paid and non-assessable Common Shares based on the Conversion Price (as defined in the Preferred Share Term Sheet) (an “NVCC Automatic Conversion”). See “NVCC Automatic Conversion” in the Preferred Share Term Sheet.

Immediately following such NVCC Automatic Conversion, pursuant to the limited recourse feature described above, each Noteholder will be entitled to receive such Noteholder’s proportionate share of the Corresponding Trust Assets and the Limited Recourse Trustee will deliver to each Noteholder such holder’s proportionate share of the Common Shares issued upon a Trigger Event and resulting NVCC Automatic Conversion in connection with such Trigger Event (other than Dividend Common Shares, if any). All claims of Noteholders against the Bank under the Notes will be extinguished upon receipt of such Common Shares. See “Limited Recourse” above.

Subordination:	The Notes will be direct unsecured obligations of the Bank constituting subordinated indebtedness within the meaning of the Bank Act and will rank subordinate to all of the Bank’s deposit liabilities and all of the Bank’s other indebtedness (including all of the Bank’s other unsecured and subordinated indebtedness) from time to time issued and outstanding, except for such indebtedness which by its terms ranks equally in right of payment with, or is subordinate to, the Notes.

Upon the occurrence of a Recourse Event, including a Trigger Event or an event of default, the recourse of each Noteholder will be limited to the Noteholder’s proportionate share of the Corresponding Trust Assets. The receipt by a Noteholder of its proportionate share of the Corresponding Trust Assets upon the occurrence of a Recourse Event shall exhaust all remedies of such Noteholder under the Notes. If a Noteholder does not receive its proportionate share of the Corresponding Trust Assets under such circumstances, the sole remedy of the Noteholder for any claims against the Bank will be limited to a claim for the delivery of such Corresponding Trust Assets. If the Corresponding Trust Assets that are delivered to the Noteholders under such circumstances consist of Preferred Shares or Common Shares, such Preferred Shares or Common Shares will rank on parity with the Bank’s other Class A preferred shares (“Class A Preferred Shares”) or Common Shares, as applicable.

The Notes will not constitute savings accounts, deposits or other obligations that are insured by the U.S. Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other U.S. or Canadian governmental agency or under the Canada Deposit Insurance Corporation Act (Canada), the Bank Act or any other deposit insurance regime designed to ensure the payment of all or a portion of a deposit upon the insolvency of the deposit taking financial institution.

Events of Default:	The only events of default with respect to the Notes shall be the bankruptcy, insolvency, liquidation, or winding-up of the Bank.

An event of default will not include any non-payment by the Bank of the principal amount of or interest on the Notes, a default in the performance by the Bank of any other covenant of the Bank contained in the Indenture, or the occurrence of a Trigger Event (including an NVCC Automatic Conversion).

The occurrence of an event of default is a Recourse Event, for which the sole recourse of Noteholders will be limited to the delivery of the Corresponding Trust Assets. In case of an event of default, the delivery of the Corresponding Trust Assets to the Noteholders will exhaust all remedies of such Noteholders in connection with such event of default, and all claims of holders of Notes against the Bank under the Notes will be extinguished upon receipt of the Corresponding Trust Assets. See “Limited Recourse” above.

Risk Factors:	An investment in the Notes is subject to certain risks. Please refer to the Preliminary Prospectus Supplement for a discussion of those risks. As an investment in the Notes may become an investment in the Preferred Shares or Common Shares in certain circumstances (including upon the occurrence of a Trigger Event), and potential investors in the Notes should consider the risks discussed in the Preliminary Prospectus Supplement regarding the Preferred Shares and Common Shares in addition to the risks regarding the Notes.

Prohibited Owners:	The terms and conditions of the Notes will include mechanics to allow the Bank to attempt to facilitate a sale of Preferred Shares or Common Shares (issued upon a Recourse Event) on behalf of any Noteholders whom the Bank or its stock transfer agent has reason to believe is an Ineligible Person (as defined in the Preliminary Prospectus Supplement), Ineligible Government Holder (as defined in the Preliminary Prospectus Supplement), or any person who, by virtue of that delivery, would become a Significant Shareholder (as defined in the Preliminary Prospectus Supplement).

Use of Proceeds:

The net proceeds from the sale of the Notes will be added to the Bank’s funds and will be used for general corporate purposes, which may include the redemption of outstanding capital securities of the Bank, and/or repayment of other outstanding liabilities of the Bank. The Notes are expected to qualify as Additional Tier 1 capital of the Bank for regulatory purposes.

No Public Trading Market:

The Bank does not intend to apply for listing of the Notes on any securities exchange or to arrange for quotation on any automated quotation systems. There can be no assurance that an active trading market will develop for the Notes.

Upon a Trigger Event, pursuant to the limited recourse feature described above, Noteholders will become holders of Common Shares. The Bank currently intends to apply to list such Common Shares on the New York Stock Exchange and the Toronto Stock Exchange in accordance with their respective rules and requirements.

Form and Denomination:	The Notes will be registered in the name of the nominee of The Depository Trust Company. Minimum of US$200,000 and integral multiples of US$1,000 in excess thereof.

Joint Book-Running Managers:	CIBC World Markets Corp. Barclays Capital Inc. Citigroup Global Markets Inc. Morgan Stanley & Co. LLC Wells Fargo Securities, LLC

Co-Managers:	Credit Agricole Securities (USA) Inc. Mizuho Securities USA LLC Desjardins Securities Inc. Academy Securities, Inc. Brookfield Securities LLC Loop Capital Markets LLC

Calculation Agent:	The Bank or its designee, which may be an affiliate of the Bank.

CUSIP / ISIN:	13607Q 7E6 / US13607Q7E68

The Bank has filed a shelf registration statement on Form F-3 (File No. 333-282307) and a preliminary prospectus supplement dated July 6, 2026 (including the base prospectus, the “Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Prospectus and the documents incorporated therein by reference that the Bank has filed with the SEC for more complete information about the Bank and this offering.

You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Bank or any underwriter participating in the offering will arrange to send you the Prospectus and any document incorporated therein by reference if you request such documents by calling CIBC World Markets Corp. toll-free at (800) 282-0822; Barclays Capital Inc. toll-free at (888) 603-5847; Citigroup Global Markets Inc. toll-free at (800) 831-9146; Morgan Stanley & Co. LLC toll-free at (866) 718-1649; or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

**	We expect that delivery of the Notes will be made against payment therefor on or about July 13, 2026, which is five business days following the date of pricing of the Notes (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 of the U.S. Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their Notes on any date prior to the business day before delivery will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade their Notes on any date prior to one business day before delivery should consult their own advisor.

July 6, 2026

Canadian Imperial Bank of Commerce

500,000 Non-Cumulative 5-Year Fixed Rate Reset Class A Preferred Shares Series 65
(Non-Viability Contingent Capital (NVCC))

Final Term Sheet

Capitalized terms used in this document but not defined have the meaning given to them in the Final Term Sheet for 6.750% Fixed Rate Reset Limited Recourse Capital Notes Series 10 (Non-Viability Contingent Capital (NVCC)) (Subordinated Indebtedness) (the “Notes”) to which this Preferred Share Term Sheet is attached.

Issuer:	Canadian Imperial Bank of Commerce (the “Bank”)

Issue:	500,000 Non-Cumulative 5-Year Fixed Rate Reset Class A Preferred Shares Series 65 (Non-Viability Contingent Capital (NVCC)) (the “Preferred Shares”)

The Preferred Shares will be issued to the Limited Recourse Trustee, which will hold legal title to the Preferred Shares in trust as trustee for the benefit of the Bank and, in particular, to satisfy the recourse of Noteholders in respect of the Bank’s obligations under the Indenture.

Issue Price:	Canadian Dollar Equivalent (as defined below) of US$1,000 per Preferred Share

Face Amount:	US$1,000 per Preferred Share

Pricing Date:	July 6, 2026

Settlement Date:	July 9, 2026 (T+3)

Dividends:	During the period from, and including, the issue date of the Preferred Shares to, but excluding, January 28, 2032 (the “Initial Reset Date”, and such period, the “Initial Fixed Rate Period”), the holders of Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as, when and if declared by the board of directors of the Bank (“board of directors”), subject to the provisions of the Bank Act, payable quarterly in arrears on January 28, April 28, July 28 and October 28 of each year (each, a “Dividend Payment Date”), in an amount per Preferred Share per annum equal to the Initial Fixed Dividend Rate (as defined below) multiplied by US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000); provided that, whenever it is necessary to compute any dividend amount in respect of the Preferred Shares for a period of less than one full quarterly dividend period, such dividend amount shall be calculated on the basis of the actual number of days in the period and a year of 365 days.

During each Subsequent Fixed Rate Period (as defined below), the holders of Preferred Shares will be entitled to receive fixed rate non-cumulative preferential cash dividends, as, when and if declared by the board of directors, subject to the provisions of the Bank Act, payable quarterly in arrears on each Dividend Payment Date, in an amount per Preferred Share per annum equal to the Annual Fixed Dividend Rate (as defined below) applicable to such Subsequent Fixed Rate Period multiplied by US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000).

“Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred–thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the U.S. Treasury Rate (as defined in the Preliminary Prospectus Supplement, with respect to the Preferred Shares) on the applicable Fixed Rate Calculation Date (as defined below) plus 2.499%.

“Canadian Dollar Equivalent” means the Canadian dollar equivalent of U.S. dollars using the spot exchange rate as of 4:30 p.m. New York City time on July 8, 2026.

“Fixed Period End Date” means the Initial Reset Date and each January 28 of every fifth year thereafter.

“Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the third business day immediately preceding the first day of such Subsequent Fixed Rate Period.

“Initial Fixed Dividend Rate” means, for the Initial Fixed Rate Period, the rate equal to the interest rate per annum on the Notes in effect as of the date of issue of the Notes.

“Initial Reset Date” means January 28, 2032.

“Subsequent Fixed Rate Period” means the period from, and including, the Initial Reset Date to, but excluding, the next Fixed Period End Date and each five-year period thereafter from, and including, such Fixed Period End Date to, but excluding, the next Fixed Period End Date or the maturity date of the Notes (or earlier redemption date or repurchase date), as applicable.

Dividend Waiver:

The Limited Recourse Trustee, as trustee of the Limited Recourse Trust, will, by written notice, provide to the Bank a waiver (the “Dividend Waiver”) of its right to receive any and all dividends on the Preferred Shares during the period from, and including, the date of the waiver to and including the earlier of (i) the date upon which the Limited Recourse Trustee, as trustee of the Limited Recourse Trust, provides, by written notice, a revocation of such Dividend Waiver to the Bank, and (ii) the date upon which the Limited Recourse Trustee, as trustee of the Limited Recourse Trust, is no longer a beneficial and registered holder of the Preferred Shares. Accordingly, no dividends are expected to be declared or paid on the Preferred Shares while the Preferred Shares are held by the Limited Recourse Trustee. The Dividend Waiver is applicable to the Limited Recourse Trustee and will not bind a subsequent holder of the Preferred Shares.

The Bank will provide a covenant to the Limited Recourse Trustee that, at any time while the Preferred Shares are held by the Limited Recourse Trustee and the Dividend Waiver is no longer in effect, if it does not declare and pay dividends in full on the Preferred Shares, it will not declare or pay cash dividends on any of its other outstanding series of Class A Preferred Shares.

Dividend Deferability:	If the board of directors does not declare dividends, or any part thereof, on the Preferred Shares on or before the relevant Dividend Payment Date for a particular period, then the rights of the holders of Preferred Shares to receive such dividends, or any part thereof, for the relevant period shall be forever extinguished.

The Bank may also be restricted under the Bank Act from paying dividends on the Preferred Shares in certain circumstances.

Restrictions on Dividends and Retirement of Shares:	So long as any Preferred Shares are outstanding, the Bank will not, without the approval of the holders of the outstanding Preferred Shares, declare, pay or set apart for payment any dividends on any Class B preferred shares, any Common Shares or any other shares of the Bank ranking junior to the Preferred Shares (other than stock dividends payable in any shares of the Bank ranking junior to the Preferred Shares); redeem, purchase or otherwise retire any Class B preferred shares, any Common Shares or any other shares of the Bank ranking junior to the Preferred Shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking junior to the Preferred Shares); redeem, purchase or otherwise retire less than all of the Preferred Shares then outstanding; or, except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provision attaching to any series of preferred shares of the Bank, redeem, purchase, or otherwise retire any other shares ranking on a parity with the Preferred Shares, unless, in each case, all cumulative dividends accrued and unpaid up to and including the applicable dividend payment date for the last completed period for which dividends were payable shall have been declared and paid or set apart for payment in respect of each series of cumulative Class A Preferred Shares then issued and outstanding and on all other cumulative shares ranking prior to or on a parity with the Class A Preferred Shares and there shall have been paid or set apart for payment all declared dividends in respect of each series of non-cumulative Class A Preferred Shares then issued and outstanding and on all other non-cumulative shares ranking prior to or on a parity with the Preferred Shares.

Redemption:	Except as noted below, the Preferred Shares will not be redeemable prior to the Initial Reset Date.

Subject to the provisions of the Bank Act, the prior consent of the Superintendent and to the provisions of the Preferred Shares, the Bank may, at its option, without the consent of the holder, redeem all or any part of the outstanding Preferred Shares, on the Initial Reset Date and on each January 28, April 28, July 28 and October 28 thereafter, by the payment of an amount in cash for each such share so redeemed of US$1,000 (or if then held in the Limited Recourse Trust, the Canadian Dollar Equivalent of US$1,000), together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee), to, but excluding, the date fixed for redemption.

When the Preferred Shares are held in the Limited Recourse Trust, subject to the provisions of the Bank Act, the prior consent of the Superintendent and to the provisions of the Preferred Shares, the Bank may also redeem all but not less than all of the outstanding Preferred Shares (i) at any time following a Regulatory Event Date (as defined in the Preliminary Prospectus Supplement), or (ii) at any time following the occurrence of a Tax Event Date (as defined in the Preliminary Prospectus Supplement), at the Bank’s option without the consent of the holder, by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee) to, but excluding, the date fixed for redemption.

If at any time the Bank, with the prior written approval of the Superintendent, redeems Notes in accordance with their terms (including in connection with a redemption at the option of the Bank or a Regulatory Event Date or Tax Event Date) or purchases Notes, in whole or in part, in the open market, by tender, by private contract or otherwise, for cancellation, then the Bank shall, subject to the provisions of the Bank Act, the prior written approval of the Superintendent and the provisions of the Preferred Shares, redeem a corresponding number of Preferred Shares with an aggregate face amount equal to the aggregate principal amount of Notes redeemed or purchased for cancellation by the Bank, by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee) to, but excluding, the date fixed for redemption.

Concurrently with or upon the maturity of the Notes, subject to the provisions of the Bank Act, the prior written approval of the Superintendent and to the provisions of the Preferred Shares, the Bank shall redeem all but not less than all of the outstanding Preferred Shares by the payment of an amount in cash for each such share so redeemed of the Canadian Dollar Equivalent of US$1,000 per Preferred Share, together with any declared and unpaid dividends (of which none are expected for so long as the Preferred Shares are held by the Limited Recourse Trustee) to, but excluding, the date fixed for redemption, and unless otherwise satisfied, apply, or cause the Limited Recourse Trustee to apply, the proceeds of such redemption towards the repayment of the aggregate principal amount of and any accrued and unpaid interest on the Notes.

The Bank will give notice of any redemption to registered holders at least 10 and not more than 60 days prior to the redemption date.

NVCC Automatic Conversion:	Upon the occurrence of a Trigger Event (as defined below), each outstanding Preferred Share will automatically and immediately be converted, on a full and permanent basis, without the consent of the holder thereof, into the number of fully-paid and non-assessable Common Shares determined in accordance with the NVCC Automatic Conversion Formula set out below (an “NVCC Automatic Conversion”), rounding down, if necessary, to the nearest whole number of Common Shares. Fractions of Common Shares will not be issued or delivered pursuant to an NVCC Automatic Conversion and such number of Common Shares to be issued to such holder shall be rounded down to the nearest whole number of Common Shares and no cash payment will be made in lieu of a fractional Common Share.

Trigger Event:	A “Trigger Event” has the meaning set out in the CAR Guideline, Chapter 2, Definition of Capital, effective November 2025, as such term may be amended or superseded by OSFI from time to time, which term currently provides that each of the following constitutes a Trigger Event:

● the Superintendent publicly announces that the Bank has been advised, in writing, that the Superintendent is of the opinion that the Bank has ceased, or is about to cease, to be viable and that, after the conversion or write-off, as applicable, of all contingent instruments and taking into account any other factors or circumstances that are considered relevant or appropriate, it is reasonably likely that the viability of the Bank will be restored or maintained; or

● a federal or provincial government in Canada publicly announces that the Bank has accepted or agreed to accept a capital injection, or equivalent support, from the federal government or any provincial government or political subdivision or agent or agency thereof without which the Bank would have been determined by the Superintendent to be non-viable.

NVCC Automatic Conversion Formula:	The “NVCC Automatic Conversion Formula” is (Multiplier x Share Value) ÷ Conversion Price = number of Common Shares into which each Preferred Share is converted upon a Trigger Event.

“Multiplier” means 1.0.

“Share Value” of a Preferred Share means US$1,000 together with declared and unpaid dividends as at the date of the Trigger Event, expressed in Canadian dollars. In determining the Share Value of any Preferred Share, the face amount thereof and any declared and unpaid dividends thereon shall be converted from U.S. dollars into Canadian dollars on the basis of the Bank of Canada Closing Rate.

“Bank of Canada Closing Rate” means, with respect to a given currency, the closing exchange rate between Canadian dollars and such currency reported by the Bank of Canada on the date immediately preceding the date of the relevant Trigger Event (or if not available on such date, the date on which such closing rate was last available prior to such date), or if such exchange rate is no longer reported by the Bank of Canada, the simple average of the closing exchange rates between Canadian dollars and the relevant currency quoted at approximately 4:00 p.m., New York City time, on such date by three major banks selected by the Bank.

“Conversion Price” of each Preferred Share means the greater of (i) the Current Market Price (as defined below) of the Common Shares, and (ii) the Floor Price (as defined below).

“Floor Price” means C$2.50, subject to adjustment in the event of (i) the issuance of Common Shares or securities exchangeable for or convertible into Common Shares to all holders of Common Shares as a stock dividend, (ii) the subdivision, redivision or change of the Common Shares into a greater number of Common Shares, or (iii) the reduction, combination or consolidation of the Common Shares into a lesser number of Common Shares. The adjustment shall be computed to the nearest one-tenth of one cent provided that no adjustment of the Floor Price shall be required unless such adjustment would require an increase or decrease of at least 1% of the Floor Price then in effect; provided, however, that in such case any adjustment that would otherwise be required to be made will be carried forward and will be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, will amount to at least 1% of the Floor Price.

“Current Market Price” of the Common Shares means the volume weighted average trading price of the Common Shares on the Toronto Stock Exchange, or, if not then listed on the Toronto Stock Exchange, on the principal securities exchange or market on which the Common Shares are then listed or quoted, for the 10 consecutive trading days ending on the trading day immediately preceding the date of the Trigger Event, converted (if not denominated in Canadian dollars) into Canadian dollars on the basis of the Bank of Canada Closing Rate. If no such trading prices are available, “Current Market Price” shall be the Floor Price.

Common Share Corporate Event:	In the event of a capital reorganization, consolidation, merger or amalgamation of the Bank or comparable transaction affecting the Common Shares, the Bank will take necessary action to ensure that holders of Preferred Shares receive, pursuant to an NVCC Automatic Conversion, the number of Common Shares or other securities that such holders would have received if the NVCC Automatic Conversion had occurred immediately prior to the record date for such event.

Conversion into Another Series of Class A Preferred Shares:	The Bank may at any time that the Preferred Shares are not held by the Limited Recourse Trustee, subject to the prior consent of the Superintendent, (i) give holders of the Preferred Shares the right, at their option, to convert such Preferred Shares into New Preferred Shares (as defined in the Preliminary Prospectus Supplement) of the Bank, or (ii) require the holders of Preferred Shares to convert such Preferred Shares into New Preferred Shares of the Bank.

Purchase for Cancellation:	Subject to the provisions of the Bank Act, the prior written approval of the Superintendent and to the provisions of the Preferred Shares, the Bank may at any time or from time to time purchase for cancellation the whole or any part of the outstanding Preferred Shares in the open market (including by private contracts), by tender or otherwise at the lowest price or prices at which in the opinion of the board of directors such shares are obtainable.

Risk Factors:	An investment in the Preferred Shares and Common Shares upon delivery of the assets of the Limited Recourse Trust, including upon the occurrence of a Trigger Event is subject to certain risks. Please refer to the Preliminary Prospectus Supplement for the offering for a discussion of those risks.

CUSIP / ISIN:	13607Q 409 / CA13607Q4097

The Bank has filed a shelf registration statement on Form F-3 (File No. 333-282307) and a preliminary prospectus supplement dated July 6, 2026 (including the base prospectus, the “Prospectus”) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the Prospectus and the documents incorporated therein by reference that the Bank has filed with the SEC for more complete information about the Bank and this offering.

You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Bank or any underwriter participating in the offering will arrange to send you the Prospectus and any document incorporated therein by reference if you request such documents by calling CIBC World Markets Corp. toll-free at (800) 282-0822; Barclays Capital Inc. toll-free at (888) 603-5847; Citigroup Global Markets Inc. toll-free at (800) 831-9146; Morgan Stanley & Co. LLC toll-free at (866) 718-1649; or Wells Fargo Securities, LLC toll-free at (800) 645-3751.

Any legends, disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such legends, disclaimer or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another email system.

SCHEDULE 5

None.

EXHIBIT A-1

Form of Opinion of Torys LLP

EXHIBIT A-2

Form of Opinion of Willkie Farr & Gallagher LLP